As filed with the Securities and Exchange Commission on December 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ___________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 ___________________

Churchill Capital Corp V

(Exact name of registrant as specified in its charter)

 ___________________

Delaware	6770	85-1023777
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

640 Fifth Avenue, 12th Floor

New York, NY 10019

Telephone: (212) 380-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay Taragin

c/o Churchill Capital Corp V

640 Fifth Avenue, 12th Floor

New York, NY 10019

Telephone: (212) 380-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Raphael M. Russo, Esq.	Douglas S. Ellenoff, Esq.	Joel L. Rubinstein, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Ellenoff Grossman & Schole LLP	Daniel E. Nussen, Esq.
1285 Avenue of the Americas	1345 Avenue of the Americas	White & Case LLP
New York, NY 10019	New York, NY 10105	1221 Avenue of the
(212) 373-3000	(212) 370-1300	Americas
New York, NY 10020 (212) 819-8200

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-248972

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001	5,750,000 Units	$10.00	$57,500,000	$6,274
par value, and one-fourth of one redeemable warrant(2)	5,750,000 Shares	—	—	—(4)
Shares of Class A common stock included as part of the units(3)	1,437,500 Warrants	—	—	—
Redeemable warrants included as part of the units(3)			$57,500,000	$6,274
Total

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-248972).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $460,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-248972), which was declared effective by the Securities and Exchange Commission on December 15, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of Churchill Capital Corp V, a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-fourth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-248972) (the “Prior Registration Statement”), initially filed by the Registrant on September 22, 2020 and declared effective by the Securities and Exchange Commission on December 15, 2020. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1	Consent of Marcum LLP
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

(b)	Financial Statements. Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 15th of December, 2020.

CHURCHILL CAPITAL CORP V

By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Chief Financial Officer

Signature	Title	Date

/s/ Michael Klein	Chief Executive Officer,	December 15, 2020
Michael Klein	Chairman of the Board of Directors and Director (Principal Executive Officer)

/s/ Jay Taragin	Chief Financial Officer (Principal	December 15, 2020
Jay Taragin	Accounting Officer and Financial Officer)

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